SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2004

GRAFTECH INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13888	06-1385548
(State or Other	(Commission File Number)	(I.R.S. Employee
Jurisdiction of Incorporation)		Identification Number)

Brandywine West, 1521 Concord Pike, Suite 301, Wilmington, Delaware 19803
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: 302-778-8227

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors;
                     Appointment of Principal Officers

        The Board of Directors of GrafTech International Ltd. elected Frank A. Riddick, III as an independent director to GrafTech’s Board of Directors, effective September 27, 2004.

        No arrangement or understanding exists between Mr. Riddick and any other person pursuant to which Mr. Riddick was selected as a director. In addition, since the beginning of GrafTech’s last fiscal year there has been no transaction (or series of similar transactions), and there is no currently proposed transaction (or series of similar transactions), to which GrafTech or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which Mr. Riddick or any member of his immediate family had or will have a direct or indirect material interest.

Item 7.01    Regulation FD Disclosure

        GrafTech International Ltd. hereby incorporates by reference the contents of the press release, dated September 29, 2004, announcing Mr. Riddick’s election. A copy of this press release is furnished herewith as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

(c)	Exhibits.

99.1	Press release of GrafTech International Ltd., dated September 29, 2004.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 29, 2004	GRAFTECH INTERNATIONAL LTD. By: /s/ Karen G. Narwold —————————————— Karen G. Narwold Vice President, General Counsel, Human Resources & Secretary

EXHIBIT INDEX

99.1	Press Release of GrafTech International Ltd., dated September 29, 2004.